Exhibit 99.1

Live Ventures Announces Preliminary Record Quarterly Revenue For Fiscal Q2

Company intends to file Quarterly Report on Form 10-Q on May 17, 2021

LAS VEGAS, May 4, 2021 – Live Ventures Incorporated (Nasdaq:  LIVE), a diversified holding company, today announced preliminary record quarterly revenue for the second fiscal quarter ended March 31, 2021.

The company expects revenues for the quarterly period ended March 31, 2021 to be in the range of $68 million to $72 million, representing an increase of 46-55% compared to the same period last year.

“We experienced strong performance across our platform,” Live Ventures’ President and Chief Executive Officer Jon Isaac said, “and we are excited to share our potential record performance in full on May 17th.”

Live Ventures intends to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 on May 17, 2021.

Forward-Looking and Cautionary Statements

The company has not yet closed and not yet finalized its financial statement review process for the second fiscal quarter ended March 31, 2021. As a result, the information in this release is preliminary and based upon information available to the company as of the date of this release, and therefore remains subject to the completion of the normal quarter-end accounting procedures and adjustments. During the course of the company’s review, items may be identified that would require the company to make adjustments, which could result in changes to its preliminary selected financial information above. As a result, the preliminary selected financial information above is forward-looking information and subject to risks and uncertainties, including possible adjustments to such information.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results, including but not limited to when the company expects to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and whether the company achieves record financial performance for such fiscal quarter. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors, or employees to third parties. There can be no assurance that such statements will prove to be accurate and there

Exhibit 99.1

are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

About Live Ventures

Originally incorporated in 1968, Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary Marquis Industries, the company manufactures and sells residential and commercial carpets primarily in North America. Marquis Industries also designs, sources and sells hard-surface flooring. Through its subsidiary Precision Marshall, the company manufactures and sells steel in four product categories: deluxe alloy plate, deluxe tool steel plate, precision ground flat stock, and drill rod. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer’s doorstep. Through its subsidiary Precision Industries, the company sells premium tool steels and specialty alloys. Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a company-owned retail store in Columbus, Ohio operating under the name ApplianceSmart®. All Live Ventures companies are rooted in their local communities where they contribute to the local economy and serve as responsible corporate neighbors.

Contact:

Live Ventures Incorporated

Tim Matula, Investor Relations

(425) 836-9035

tmatula@liveventures.com

http://liveventures.com

Source:  Live Ventures Incorporated